EXHIBIT 23.1
 CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-259320) of ATI Physical Therapy, Inc. of our report dated March 1, 2022, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
March 1, 2022